Exhibit 5.1,
                                                                  Exhibit 8.2,
                                                              Exhibit 23.1 and
                                                                  Exhibit 23.3

MALLESONS STEPHEN JAQUES






National Global MBS Manager                                 18 June 2004
Pty Ltd
Level 24                                                    Stuart Fuller
Bourke Street                                               Partner
MELBOURNE VIC 3000                                          Direct line
                                                            (612) 9296 2155

Dear Sirs

Securitization Program - Registration Statement

We have acted for National Global MBS Manager Pty Ltd ("Global Trust Manager") and the National Australia Bank Limited ("National") in connection with a trust ("Trust") which will be constituted under the Master Trust Deed ("Master Trust Deed") between Perpetual Trustee Company Limited ("Issuer Trustee") and the Global Trust Manager and the proposed issue of notes ("Notes") by the Trust.

Definitions in the Base Prospectus (defined below) apply in this opinion but "Relevant Jurisdiction" means the Commonwealth of Australia, New South Wales, Victoria and the Australian Capital Territory. No assumption or qualification in this opinion limits any other assumption or qualification in it. A reference to Documents is a reference to the documents listed in paragraphs 1(a) to (e) inclusive.

1    Documents

     We have examined the following documents:

     (a)  the Master Trust Deed;

     (b)  a draft Notice of Creation of Trust for the Trust;

     (c)  a draft of the Supplemental Deed for the Trust;

     (d) a draft of the Note Trust Deed for the Trust between the Issuer Trustee, the Global Trust Manager and the person described in it as the note trustee ("Note Trustee");

     (e) a draft of the Agency Agreement for the Trust between, among others, the Global Trust Manager and the Issuer Trustee;

     (f) a copy of the Registration Statement on Form S-3 consisting of the prospectus ("Base Prospectus") as supplemented by the form of prospectus supplement

          ("Prospectus Supplement") as filed with the Securities and Exchange



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
Level 60 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia                      T +612 9296 2000
DX 113 Sydney ABN 22 041 424 954    syd@mallesons.com www.mallesons.com                      F +61 2 9296 3999

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MALLESONS STEPHEN JAQUES



National Global MBS Manager Pty Ltd                                18 June 2004
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          Commission ("Commission") under the US Securities Act of 1933
          ("Prospectus");

     (g) the powers of attorney given by the Issuer Trustee empowering the execution by the Issuer Trustee of the Documents to which it is a party ("Powers of Attorney");

     (h) an extract of the minutes of meeting of the board of directors of the Issuer Trustee which evidences the resolutions authorising the signing, delivery and observance of obligations of the Issuer Trustee under the Documents;

     (i)  certified copies of the constitution of the Issuer Trustee; and

     (j) such other documents as we consider necessary to render this opinion.

2    Assumptions

     For the purposes of giving this opinion, we have assumed that:

     (a) where a document has been submitted to us in draft form it will be executed in the form of that draft;

     (b) that the Transaction Documents will be executed by duly authorised signatories and will be duly authorised by the parties to them (other than the Issuer Trustee) and do or will constitute valid and binding obligations of all the parties to them, other than the Issuer Trustee, under all relevant laws including the laws of the Relevant Jurisdictions;

     (c) that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

     (d)  the authenticity of all signatures, seals, duty stamps and markings;

     (e) the completeness of all documents submitted to us and the conformity to originals of all documents submitted to us as photocopies or fax copies;

     (f) that the constitution of the Issuer Trustee is the constitution of the Issuer Trustee as at the date of this letter and that no amendments have been made to it since that date;

     (g) that all authorisations specified in paragraph 1(h) above remain in full force and effect;


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
Level 60 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia                      T +612 9296 2000
DX 113 Sydney ABN 22 041 424 954    syd@mallesons.com www.mallesons.com                      F +61 2 9296 3999

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National Global MBS Manager Pty Ltd                                18 June 2004
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     (h)  the delivery of the Documents (to the extent such Documents are executed as of the date of this letter) on behalf of the Issuer
          Trustee;

     (i)  that:

          (i) the resolution of the board of directors was properly passed (including that any meeting convened was properly convened);

          (ii) all directors who participated and voted were entitled so to do;

         (iii) the directors have properly performed their duties and all provisions relating to the declaration of directors' interests or the power of interested directors to vote were duly observed,

          but there is nothing on the face of the extract of the minutes referred to in paragraph l(h) that would lead us to believe otherwise, and, in any event, we note that you may rely on the assumptions specified in section 129 of the Corporations Act unless you knew or suspected that the assumptions were incorrect;

     (j) that the Issuer Trustee was or will be the sole trustee of the Trust at the time it executed the Documents;

     (k) that the Commissioner of Taxation has not given and will not give a direction under section 218 or section 255 of the Income Tax Assessment Act 1936 of Australia ("ITAA") or section 260-5 of the Income Tax Assessment Act 1997 of Australia, requiring the Issuer Trustee to deduct from sums payable by it to a person under the Documents an amount of Australian tax payable by the payee;

     (l) that no transaction in connection with the Documents constitutes an unfair preference, an uncommercial transaction, an insolvent transaction or an unfair loan within the meaning of sections 588FA, 588FB, 588FC or 588FD respectively of the Corporations Act;

     (m)  that no party has contravened or will contravene section 208 or section 209 of the Corporations Act by entering into any Document or a transaction in connection with any Document;

     (n) each person who has signed or who will sign the Documents as an attorney of the Issuer Trustee is in fact a person named or referred to in the Powers of Attorney for the relevant company;

     (o) that the Powers of Attorney have been or will be registered in the Australian Capital Territory or New South Wales as appropriate;


Level 60 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia                      T +612 9296 2000
DX 113 Sydney ABN 22 041 424 954    syd@mallesons.com www.mallesons.com                      F +61 2 9296 3999

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National Global MBS Manager Pty Ltd                                18 June 2004
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     (p)  that the Issuer Trustee enters into the Documents (other than the
          Trust Deed and the Supplemental Deed) in its capacity as trustee of, and for the purposes of, the Trust and for the benefit of the beneficiaries of the Trust;

     (q) that the officers and agents of the Issuer Trustee properly perform their duties to the Issuer Trustee respectively and we note that, under section 129(4) of the Corporations Act, you may make this assumption unless you know or ought to know that the assumption is incorrect;

     (r) that the Issuer Trustee has not exercised, and will not exercise, its powers under the Documents to release, abandon or restrict any power conferred on it by the Master Trust Deed;

     (s)  no action has been, or will be, taken to terminate the Trust;

     (t) that the Issuer Trustee (in its capacity as trustee of the Trust) is able to pay all its debts, as and when they become due and payable, at the time Documents are entered into, or any act is done, or any omission is made, for the purpose of giving effect to a transaction under any Document (and that the Issuer Trustee does not become unable to pay any of its debts as and when they become due and payable, as a result of any such act or event); and

     (u) that, except to the extent that the relevant representation and warranty is the subject of an opinion in paragraph 4, the representations and warranties made by the Issuer Trustee in each Document are correct in all respects at all times.

3    Qualifications

     Our opinion is subject to the following qualifications:

     (a) we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular, we express no opinion as to the laws of England or Federal or State laws of the United States;



     (b) our opinion is subject to the explanations and qualifications set forth under the caption "Material Australian Tax Consequences" in the Prospectus. No tax rulings will be sought from the Australian Taxation Office with respect to the Trust for any of the matters referred to in this opinion;

     (c) the nature and enforcement of obligations may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation and reconstruction) and defences generally affecting creditors' rights;


Level 60 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia                      T +612 9296 2000
DX 113 Sydney ABN 22 041 424 954    syd@mallesons.com www.mallesons.com                      F +61 2 9296 3999

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National Global MBS Manager Pty Ltd                                18 June 2004
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     (d)  a creditor's rights may be affected by a specific court order obtained under laws (including, without limitation, section 444F and part 5.3A division 13 of the Corporations Act) and defences generally affecting creditors' rights;

     (e) the availability of certain equitable remedies (including, without limitation, injunction and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

     (f) an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

     (g) a provision that a statement, opinion, determination or other matter is final and conclusive does not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

     (h) the laws of the Relevant Jurisdictions may require that discretions are exercised and parties act reasonably and opinions are based on reasonable grounds;

     (i) the question whether a provision of a Document which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

     (j)  an indemnity for legal costs may be unenforceable;

     (k)  we express no opinion as to:

          (i)  provisions precluding oral amendments or waivers;

          (ii) whether a court would determine that any particular exercise by the Issuer Trustee of its powers under the Master Trust Deed and the



               Supplemental Deed relating to the Trust is for the benefit of beneficiaries of the Trust;

         (iii) whether a judgment for a monetary amount would be given in a currency other than Australian dollars, although recent decisions of English Courts allowing judgments in a foreign currency have been followed in the Courts of New South Wales;

          (iv) except as otherwise expressly stated in this opinion, the date on which a conversion from foreign currency would be made for the purpose of enforcing a judgment.

     (l) court proceedings may be stayed if the subject of the proceedings is current before a court;


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
Level 60 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia                      T +612 9296 2000
DX 113 Sydney ABN 22 041 424 954    syd@mallesons.com www.mallesons.com                      F +61 2 9296 3999

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National Global MBS Manager Pty Ltd                                18 June 2004
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     (m)  a document may not be admissible in court proceedings unless applicable stamp duty has been paid;

     (n) in order to enforce a foreign judgment in the Relevant Jurisdictions it may be necessary to establish that the judgment is for a fixed or certain sum of money and is not in the nature of a penalty or revenue debt and, if raised by the judgment debtor, it may be necessary to establish that:

          (i) the judgment debtor (or its duly appointed agent) received actual notice of the proceedings in sufficient time to contest the proceedings;

          (ii) the judgment was not obtained by fraud or duress or in a manner contrary to natural justice or public policy in the Relevant Jurisdictions; and

         (iii) the subject matter of the proceedings giving rise to the judgment was not immovable property situated outside the Relevant Jurisdictions; and

     (o) regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

4    Opinions

     Based on the assumptions and subject to the qualifications set out above, we are of the opinion that:

     (a) while the sections entitled "Material Australian Tax Consequences" in the Prospectus Supplement and "Material Australian Tax Consequences" in the Base Prospectus do not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Notes, we hereby adopt and confirm the opinions set forth under the headings "Material Australian Tax Consequences" in the Prospectus Supplement and "Material Australian Tax Consequences" in the Base Prospectus. There can be no assurance, however, that the tax conclusions presented in those sections of the Prospectus will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions; and

     (b) the obligations of the Issuer Trustee under each Document will be valid, binding and (subject to the terms of the Document) enforceable upon due execution and


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
Level 60 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia                      T +612 9296 2000
DX 113 Sydney ABN 22 041 424 954    syd@mallesons.com www.mallesons.com                      F +61 2 9296 3999

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National Global MBS Manager Pty Ltd                                18 June 2004
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          delivery of each Document or in the case of the Notes, when duly executed and duly authenticated, in accordance with their terms. The expression "enforceable" means that the relevant obligations are of a type that the courts in the Relevant Jurisdictions enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation, see paragraphs 3(c), (d) and (e).

5    Consent

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement on Form S-3 filed with the Prospectus and to the references to this firm under the heading "Material Australian Tax Consequences" in the Prospectus Supplement; under the heading "Material Australian Tax Consequences" in the Base Prospectus; under the heading "Legal Matters" in the Prospectus Supplement and the Base Prospectus, and any other reference to this firm contained therein, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under the Securities Act of 1933 with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully


/s/ Mallesons Stephen Jaques

















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
Level 60 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia                      T +612 9296 2000
DX 113 Sydney ABN 22 041 424 954    syd@mallesons.com www.mallesons.com                      F +61 2 9296 3999

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